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                                                                    EXHIBIT 21.1

                   CORAM HEALTHCARE CORPORATION SUBSIDIARIES

Coram, Inc.
Coram Service Corporation
Coram Independent Practice Association, Inc.
Coram Prescription Services, Inc.
Coram Resource Network, Inc.
CTI Network, Inc.
HealthInfusion, Inc.
H.M.S.S., Inc.
Medisys, Inc.
T(2) Medical, Inc.
Coram Healthcare Corporation of Alabama Coram Healthcare Corporation of Florida Coram Healthcare Corporation of Greater D.C. Coram Healthcare Corporation of Greater New York Coram Healthcare Corporation of Illinois Coram Healthcare Corporation of Indiana Coram Healthcare Corporation of Kentucky Coram Healthcare Corporation of Michigan Coram Healthcare Corporation of Mississippi Coram Healthcare Corporation of Nevada
Coram Healthcare Corporation of Northern California Coram Healthcare Corporation of Rhode Island Coram Healthcare Corporation of South Carolina Coram Healthcare Corporation of Southern California Coram Healthcare Corporation of Southern Florida Coram Homecare of Minnesota, Inc.
Coram Homecare of Illinois, Inc.
Curaflex Health Services, Inc.
Coram Alternate Site Services, Inc.
Coram Healthcare Corporation of Massachusetts
Coram Healthcare Corporation of New York
Coram Healthcare Corporation of North Texas
Coram Healthcare Corporation of Utah
Coram Healthcare of Wyoming, LLC
Home Care Hawaii, LLP* (51% Coram Service Corporation & 49% Curaflex)
Coram International Holdings Limited
Coram Healthcare Limited
Coram Pharmacy Limited
Carolina Home Therapeutics of South Carolina